As filed with the Securities and Exchange Commission on June 11, 2002.
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               ---------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
               ---------------------------------------------------

                        ONTRACK DATA INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              MINNESOTA                                           41-1521650
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

               9023 COLUMBINE ROAD, EDEN PRAIRIE, MINNESOTA 55347
               (Address of Principal Executive Offices) (Zip Code)

                        ONTRACK DATA INTERNATIONAL, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

            Ben F. Allen                                 Copy to:
President and Chief Executive Officer                John R. Houston
  ONTRACK Data International, Inc.        Robins, Kaplan, Miller & Ciresi L.L.P.
         9023 Columbine Road                       2800 LaSalle Plaza
   Eden Prairie, Minnesota  55347                  800 LaSalle Avenue
                                               Minneapolis, Minnesota  55402
(Name and Address of Agent for Service)              (612) 349-8500

                                 (952) 937-1107
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                              PROPOSED
                                                PROPOSED MAXIMUM              MAXIMUM
 TITLE OF SECURITIES          AMOUNT           OFFERING PRICE PER            AGGREGATE                AMOUNT OF
  TO BE REGISTERED     TO BE REGISTERED(1)          SHARE(2)             OFFERING PRICE(2)       REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
par value                 250,000 shares            $14.345                  $3,586,250                $329.94
------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the ONTRACK Data International, Inc. 2001 Employee Stock Purchase Plan.
(2) Pursuant to Rule 457(c) and (h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on June 4, 2002 as reported on The Nasdaq National Market.

                                     PART I

         As permitted by and pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Part I is not filed as part of this Registration Statement.

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended.

         (b)      (1)      Registrant's Quarterly Report on Form 10-Q for the
                           quarter ended March 31, 2002.

                  (2)      Registrant's Form 8-K filed on April 2, 2002.

         (c) The description of Registrant's Common Stock as set forth under Item 1 "Description of Securities to be Registered" in Registrant's Registration Statement on Form 8-A dated September 12, 1996.

         All documents hereafter filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 5.1 of Registrant's Amended and Restated Bylaws provides that no director shall be personally liable to the corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the laws of the State of Minnesota as the same may exist or may hereafter be amended. Section 5.1 further provides that any repeal or modification of Section 5.1 shall not adversely affect any right or protection of a director of Registrant existing at the time of such repeal or modification. Finally, Section 5.1 provides that any person who at any time shall serve or shall have served as a director, officer, or employee of the corporation, or of any other enterprise at the request of the corporation, and the heirs, executors and administrators of such person shall be indemnified by the corporation in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of their former or present official capacity as an officer, director or employee of the corporation against judgments, penalties, fines, including without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, such person:

         (i) has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions;
         (ii)     acted in good faith;
         (iii)    received no improper personal benefit and Minnesota Statutes,
                  Section 302A.255 (regarding conflicts of interest), if applicable, has been satisfied;
         (iv) in the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and
         (v) in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

         In addition, Section 302A.521, subd. 3, of the Minnesota Statutes requires payment or reimbursement by the corporation, upon written request, of reasonable expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding in certain instances if a decision as to required indemnification is made (i) by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or
(ii) by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

          In addition, Article VII of Registrant's Amended and Restated Articles of Incorporation provides that to the maximum extent allowed by the Minnesota Business Corporation Act as amended from time to time, no director of Registrant shall have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Article VII of Registrant's Amended and Restated Articles of Incorporation further provides that no amendment or repeal of the foregoing shall have any effect on the liability of a director of Registrant for acts or omissions occurring prior to such amendment or repeal.

          Registrant's directors and officers are insured against certain liabilities for actions taken in such capacities.

          Under the Agreement and Plan of Reorganization, dated as of April 1, 2002, as amended, by and among Registrant, Kroll Inc., an Ohio corporation, and ODI Acquisition Corporation, a Minnesota corporation and wholly-owned subsidiary of Kroll Inc., pursuant to which ODI Acquisition Corporation will be merged into Registrant and Registrant will become a wholly-owned subsidiary of Kroll Inc., Kroll Inc. has agreed to not amend modify or otherwise repeal the provisions of Registrant's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws relating to indemnification for a period of six years following the merger, and to indemnify all present and former directors, officers and employees of Registrant as provided therein. Additionally, the Agreement provides that Kroll Inc. will use commercially reasonable efforts to maintain directors' and officers' liability insurance covering Registrant's current officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER   DESCRIPTION

4.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of Ontrack's Registration Statement on Form SB-2 (File No. 333-05470C) as declared effective by the Commission on October 21, 1996 (the "Form SB-2")).

4.2      Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Form
         SB-2).

4.3      2001 Employee Stock Purchase Plan (incorporated by reference to Exhibit
         10.4 of Ontrack's Annual Report on Form 10-K for the year ended December 31, 2001)

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the securities being registered (filed electronically herewith).

23.1     Consent of Grant Thornton LLP (filed electronically herewith).

23.3     Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in
         Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS.

         A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with
                 respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) of 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Eden Prairie, State of Minnesota on June 7, 2002.

                                  ONTRACK DATA INTERNATIONAL, INC.

                                  By    /s/ Ben F. Allen
                                        ---------------------------
                                        Ben F. Allen, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Ben F. Allen and Thomas P. Skiba, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on June 7, 2002.

SIGNATURE

 /s/ Ben F. Allen                  President and Chief Executive Officer
-------------------------          (Principal Executive Officer)
Ben F. Allen

 /s/ Thomas P. Skiba               Vice President and Chief Financial Officer
-------------------------          (Principal Financial and Accounting Officer)
Thomas P. Skiba

/s/ Michael W. Rogers              Chairman and Director
-------------------------
Michael W. Rogers

 /s/ Gary S. Stevens               Director
-------------------------
Gary S. Stevens

 /s/ John E. Pence                 Director
-------------------------
John E. Pence

 /s/ Roger D. Shober               Director
-------------------------
Roger D. Shober

 /s/ Robert M. White               Director
-------------------------
Robert M. White, Ph.D.